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                                                                    EXHIBIT 99.1


                                                 [TRAVELCENTERS OF AMERICA LOGO]


IMMEDIATE RELEASE
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CONTACT:
Tom Liutkus
TravelCenters of America
(440) 808-7364
Email:  Liutkus.Tom@tatravelcenters.com

CONTACT:
Mark Griffin
Truck Service Center, Inc. (Rip Griffin)
(806) 795-8785
Email: mgriffin@ripgriffin.com

     TRAVELCENTERS OF AMERICA AGREES TO ACQUIRE RIP GRIFFIN TRAVEL CENTERS;
               EXPANDS NETWORK IN WESTERN AND SOUTHWESTERN STATES

WESTLAKE, Ohio, October 6, 2004 -- TravelCenters of America (TA) and Truck Service Center, Inc. (Rip Griffin) announced today that TA plans to acquire Rip Griffin's 11 interstate travel centers in a move that will significantly strengthen TA's position in the full-service travel center industry.

TA's purchase of 11 Rip Griffin full-service travel centers in Texas, California, New Mexico, Arizona, Colorado, Wyoming and Arkansas will expand the TA network to 160 locations across the U.S. and Canada.

"We are very pleased to bring these Rip Griffin facilities into the TravelCenters of America network," stated Ed Kuhn, Chairman and CEO of TravelCenters of America. "Rip Griffin serves an important geographic segment that complements our existing network. This acquisition fits perfectly into our long-term strategy of growth and increases our presence as the leader in full-service travel centers."

"With a complete array of travel center amenities, such as truck repair shops, large parking lots, well-appointed travel stores and clean dining facilities, Rip Griffin will strengthen our network's ability to serve fleets, professional drivers and motorists alike in the western and southwestern states," Kuhn continued.

"Rip Griffin is a well-respected company with high service standards and very dedicated employees. These 11 sites and their employees will be a great addition to our Company," Kuhn concluded.

B. R. (Rip) Griffin, CEO and founder of Rip Griffin said, "Over 40 years ago, I began this company with a three-pump gasoline station. It has since grown to a $250 million organization serving thousands of professional drivers and highway travelers in the American Southwest."

"The Rip Griffin family and employees have been extremely well treated and blessed in so many ways by our friends in the long-haul, over-the-road industry. For this, we are thankful. This transaction is a good fit as well as timely. It brings together two companies with a common commitment to superior service, top-of-the-line facilities and dedicated employees."

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TRAVEL CENTERS TO ACQUIRE RIP GRIFFIN TRAVEL CENTERS
October 6, 2004
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"TA, as well as Rip Griffin, has long been known as a leader in this industry and embodies our own high standards. We are very pleased to become a part of the TA network, which will allow us to continue our fine tradition of excellent service and hospitality. This change will also help ensure continuing development and opportunity for our employees," Griffin commented.

Rip Griffin Travel Centers' employees will be offered positions with TA. The sale does not include the Rip Griffin off-interstate travel center properties or gasoline convenience store locations across Texas.

Subject to customary regulatory approvals, the transaction is expected to close by the end of the year. Financial details of the acquisition were not immediately disclosed.

ABOUT TRAVELCENTERS OF AMERICA

TravelCenters of America, headquartered in Westlake, Ohio, is the largest network of full-service travel centers in the country, with 10,500 people at 149 locations in 41 states and Canada. With over 30 years of experience, TravelCenters of America has established itself as a leader in serving professional drivers and motorists alike. For more information, go to: www.tatravelcenters.com.

ABOUT RIP GRIFFIN TRAVEL CENTERS

Founded in 1964, Lubbock, Texas-based Rip Griffin operates a network of 14 full-service truck and travel centers in Texas, California, New Mexico, Arizona, Colorado, Wyoming and Arkansas. The company also operates seven convenience stores throughout central Texas.

FORWARD-LOOKING STATEMENTS

Certain statements in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "may, "will," "intend" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company's operations and business environment which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following:

         - the success of our plans to purchase and integrate Rip Griffin Travel Centers into TravelCenters of America's current operations;

         - competition from other travel center and truck stop operators, including additional or improved services or facilities of competitors;

         - the economic condition of the trucking industry, which in turn is dependent on general economic factors;

         -        increased environmental governmental regulation;

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TRAVEL CENTERS TO ACQUIRE RIP GRIFFIN TRAVEL CENTERS
October 6, 2004
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         -        changes in governmental regulation of the trucking industry, including regulations relating to diesel fuel and gasoline;

         -        changes in the highway infrastructure;

         - changes in accounting standards generally accepted in the United States;

         -        changes in interest rates;

         -        diesel fuel and gasoline pricing;

         -        availability of diesel fuel and gasoline supply; and

         - availability of sufficient qualified personnel to staff company-operated sites.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations.

This release contains time-sensitive information that reflects management's best analysis only as of the date of this release. TravelCenters of America does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in TravelCenters of America's filings with the Securities and Exchange Commission.

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